Public Relations:
pr@overstock.com

Investor Relations:
ir@overstock.com

Overstock.com Reports Q1 2019 Results
Consolidated revenue of $368 million (17% decline) and pre-tax loss of $42 million;
Retail contribution (non-GAAP financial measure) of $39 million (111% growth)

SALT LAKE CITY - May 9, 2019 - Overstock.com, Inc. (NASDAQ:OSTK), a tech-driven online retailer and advancer of blockchain technology, today reported financial results for the quarter ended March 31, 2019.

Dear Shareholders,

Both the Retail and Medici (blockchain) sides of our business are progressing ahead of schedule, and below I raise guidance for Retail by 50%. I look forward to discussing these further in our earnings call.

1.	Blockchain: Jonathan Johnson’s organization and management of Medici has been superb.

a.	tZERO:

i.
As described on the last earnings call, I calculate the security token opportunity could be in the range of tens or hundreds of billions of dollars (“as with all estimates, this rests on the validity of assumptions and extrapolations described in that call,” interject the lawyers). As a result, over four years ago we began building, buying, and assembling the components of a blockchain-based capital market. We have deployed well over $100 million of your capital over four years in that quest. Maximizing our lead in the field is an organizational imperative.

ii.
For that reason, our decision last year to move Saum Noursalehi to tZERO and give him wide latitude to develop and run that business was a great one. Saum made great strides developing tZERO's corporate roster, adding top-shelf talent in key roles and trimming legacy functions that will not fit the company as it continues to evolve. In the year he has been running tZERO, Saum has also been quick at designing and building products, again. Saum figured out how to accomplish what was needed, built the product roadmaps, and marshalled a Manhattan Project's worth of development successfully.

iii.
Our security token capital market that we dreamed of four years ago is now ready (this month) for the public to use. Starting in a few weeks and running into September, we are rolling out our full kit of technology and apps for security token trading: a great crypto trading app, a migration of OSTKP to a token, an integration with issuance platform Securitize allowing us to bring live on tZERO tokens issued by Securitize, and DLR 2.0 (in August). In sum, starting this quarter (even this month), you will see on tZERO's platform live security tokens which (we are working with regulators to ensure) the public will be able to trade legally.

iv.
There is an extremely broad range of people who want to work with us to create security token solutions for REITs, funds (VC and PE), bonds, Hollywood finance, agricultural commodities, etc. We will be walking through some of this in our earnings call, but the main event is this: we have completed the system, it is launching in weeks, and we expect to start seeing revenue from actual security token trading in June.

v.	tZERO headquarters have moved to Freedom Tower, 58th floor. It is surprisingly affordable, and a statement.

b.
Bitt continues to break new ground in the field of blockchain central banking. Bitt’s deal with the Eastern Caribbean Central Bank (ECCB) is a global first. The Digital Central Banking platform is being built in a collaboration between Barbados and Utah, where we have much experience in building enterprise class systems (this is the strength of the model of using our Utah operations as a hatchery). My meetings with numerous central bankers, ministers of finance, heads of state, and global development institutions suggest to me that central bankers are watching the ECCB experience closely and may be eager to see digital central banking introduced in their nations.

c.	Medici Land Governance (MLG) has developed products that we believe can disrupt the field of titling with products that drop the cost of titling far below the competition and can act much faster.

i.
In Lusaka, Zambia, our pilot project of 50,000 peri-urban homes went well. I am proud to announce that we have signed a contract to do a minimum of 250,000 additional homes (and potentially a million or more) in Lusaka over 10 years (we in fact think we will complete the project far more quickly than that). This contract is a PPP (Public Private Partnership) with economics for MLG that are respectable enough that it validates the whole business model.

ii.	In Rwanda, MLG is completing the online platform through which Rwandans will be able to manage 8 million titles.

iii.
MLG’s products, working in the field successfully, are now ready to be taken global. Besides the recently announced deal in Tulum, Mexico, there are nations in the Caribbean, South Asia, the Middle East, and Latin America with which MLG is in discussions. Bringing land governance to the world's five billion people who live outside the rule of law is an opportunity measured in trillions of dollars.

d.	Other members of Medici’s keiretsu of blockchain firms continue to make headlines, from supply chains for sorghum in Mexico to handling voting in West Virginia and Denver.

e.	Going forward, we plan to focus on nurturing and guiding the firms in our keiretsu, rather than focus on expanding that cohort much more.

2.	Retail is returning to be a source of positive cash flow rather than a consumer of it.

a.	Contribution:

i.
I told shareholders that this would be a year of extraordinary growth in “contribution” (gross profit minus sales and marketing expenses). It grew 111% for Q1. I expect it to hold or increase for at least two more quarters. Why?

ii.	Our search engine rankings have seen seven consecutive months of sequential improvements. That’s real headway. Six more months of similar headway would result in a full recovery in SEO.

iii.	A new ad tech system that will allow us to better monetize our site traffic went into alpha release this week.

iv.
We have made a significant change in the architecture of our logistics. We anticipate this could lead to a savings of as much as several tens of millions of dollars per year. The nature of the change actually is hurting margins slightly now, but starting in Q3 the change pays excellent dividends. Note that notwithstanding this fact about the logistics change hurting gross margin slightly for the first half of this year, at 10.8% our contribution margin is double digit for the first time in many quarters.

v.	Last quarter, I gave guidance that our 2019 contribution would be $160 million. I am now raising that to $165 million.

b.	G&A Expenses: Our expense management has been aggressive. We have taken a tremendous (>25%) amount of cost out of our expense structure in the last 5 months. We are lean and fit as an organization.

c.
Taking the previous two points together, I am raising my Retail Adjusted EBITDA guidance for 2019 from $10 million to $15 million. I believe that by 2020, Retail positive Operating Cash Flows will be comparable with the past.

d.
It is time to cap off the Retail restructuring by naming Dave Nielsen President of Retail. Dave and I first worked together a decade ago. He has a background both in brick-and-mortar (Payless Shoes) and logistics (Global Access) and has been a star contributor to our firm. I know him to be a first-rate professional, and he is extremely highly regarded within the firm. This promotion marks the completion of a redesign of our executive structure that began near the end of last year: the result of the process is a highly skilled, competent, and cohesive Retail executive team, of which Dave is now the leader.

3.	Balance sheet & liquidity:

a.	We completed our $150 million ATM.

b.
We have accepted a $5 million investment from GSR at a $1 billion valuation, and released them from all previous binding contracts. We are still working with Makara and feel optimistic (but not certain) that something can be consummated with them (and GSR may join in again at that point).

c.
My ambition is to structure things so that for 2020, the cash thrown off by Retail largely covers the cash burn required to fuel our Medici blockchain keiretsu, without assuming that those firms find their own capitalization, and without assuming that any of them become oil gushers (though with tZERO, anything is possible).

Respectfully submitted,
Patrick

Key metrics (Q1 2019 vs. Q1 2018):

•	Revenue: $367.7M vs. $445.3M (17% decrease);

•	Gross profit: $73.1M vs. $93.9M (22% decrease);

•	Gross margin: 19.9% vs. 21.1% (119 basis point decrease);

•	Sales and marketing expense: $33.5M vs. $77.2M (57% decrease);

•	G&A/Technology expense: $75.7M vs. $71.0M (6% increase);

•	Pre-tax loss: $42.0M vs. $54.7M ($12.7M decrease);

◦	Pre-tax loss - Retail: $13.2M

◦	Pre-tax loss - tZERO: $15.4M

◦	Pre-tax loss - Other: $13.4M

•	Net loss*: $39.2M vs. $50.9M ($11.7M decrease);

•	Diluted net loss per share: $1.18/share vs. $1.74/share ($0.56/share decrease);

•	Adjusted EBITDA (non-GAAP financial measure): ($23.7M) vs. ($30.6M) ($6.9M increase);

◦	Adjusted EBITDA - Retail: ($2.5M)

◦	Adjusted EBITDA - tZERO: ($13.2M)

◦	Adjusted EBITDA - Other: ($8.0M).

*Net loss refers to Net loss attributable to stockholders of Overstock.com, Inc.

We will hold a conference call and webcast to discuss our Q1 2019 financial results Thursday, May 9, 2019, at 8:30 a.m. ET.

Webcast information

To access the live webcast and presentation slides, go to http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter conference ID 2798972 when prompted. Participants outside the U.S. or Canada who do not have Internet access should dial +1 (724) 498-4326 then enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com starting two hours after the live call has ended. An audio replay of the webcast will be available via telephone starting at 11:30 a.m. ET on Thursday, May 9, 2019, through 11:30 a.m. ET on Thursday, May 23, 2019. To listen to the recorded webcast by phone, dial (855) 859-2056 then enter the conference ID provided above. Outside the U.S. or Canada dial +1 (404) 537-3406 and enter the conference ID provided above.

Please email questions in advance of the call to ir@overstock.com.

Key financial and operating metrics:

Investors should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Total net revenue - Total net revenue was $367.7 million and $445.3 million for Q1 2019 and 2018, respectively, a 17% decrease. This decrease was primarily due to a significant reduction in sales and marketing expenses as part of our effort to return to retail profitability. In January 2018, we shifted our retail strategy to aggressively pursue revenue growth and new customers with a large increase in sales and marketing expenses. We discontinued this strategy in August 2018 and have now returned to a disciplined approach to marketing.

Gross profit - Gross profit was $73.1 million and $93.9 million for Q1 2019 and 2018, respectively, a 22% decrease, representing 19.9% and 21.1% gross margin for those respective periods. The decrease in gross margin was primarily due to increased freight costs, partially offset by decreased promotional activities, including coupons and site sales, due to our driving a lower proportion of our sales using such promotions.

Sales and marketing expenses - Sales and marketing expenses totaled $33.5 million and $77.2 million for Q1 2019 and 2018, respectively, a 57% decrease, representing 9.1% and 17.3% of total net revenue for those respective periods. This decrease in sales and marketing expenses was primarily due to our return to our historical focus on operational efficiency as we have shifted away from our aggressive retail marketing strategy from early 2018. As part of this effort, we significantly reduced spending in the sponsored search, display ads on social media, and television marketing channels.

Technology expenses - Technology expenses totaled $35.4 million and $31.3 million for Q1 2019 and 2018, respectively, a 13% increase, representing 9.6% and 7.0% of total revenue for those respective periods. The increase was primarily due to a $2.8 million increase in staff-related costs, a $555,000 increase in technology licenses and maintenance costs, and a $538,000 increase in consulting expenses.

General and administrative ("G&A") expenses - G&A expenses totaled $40.2 million and $39.8 million for Q1 2019 and 2018, respectively, a 1% increase, representing 10.9% and 8.9% of total revenue for those respective periods. The increase was primarily due to a $3.1 million increase in consulting expenses, a $2.6 million increase in legal fees, a $1.8 million increase in staff-related costs due to employee severance, and an $820,000 increase in audit and tax preparation fees. These increases were largely offset by a $6.9 million decrease in cryptocurrency losses and a $783,000 decrease in depreciation. The cryptocurrency losses in Q1 2018 were primarily related to a decline in the value of cryptocurrency received during the tZERO STO.

Other expense, net - Other expense, net totaled $6.3 million and $9,000 for Q1 2019 and 2018, respectively. The increase was primarily due to a $6.4 million increase in non-cash losses on equity holdings and other assets.

Net cash used in operating activities - Net cash used in operating activities was $51.4 million and $10.2 million for the three months ended March 31, 2019 and 2018, respectively. The $41.2 million increase was primarily due to lower sales volume during the three months ended March 31, 2019 compared to the same period in the prior year and the timing of payments to suppliers following the holiday sales season.

Free cash flow (a non-GAAP financial measure) - Free cash flow was ($55.6) million and ($14.2) million for the three months ended March 31, 2019 and 2018, respectively. The $41.4 million decrease was primarily due to a $41.2 million decrease in operating cash flow.

Cash - We had cash and cash equivalents of $119.6 million and $141.5 million at March 31, 2019 and December 31, 2018, respectively. The decrease was primarily due to operating losses, partially offset by proceeds received from an at-the-market offering during Q1 2019.

About Overstock.com
Overstock.com, Inc Common Shares (NASDAQ:OSTK) / Series A Preferred (Medici Ventures’ tZERO platform: OSTKP) / Series B Preferred (OTCQX:OSTBP) is an online retailer and technology company based in Salt Lake City, Utah. It’s leading e-commerce website sells a broad range of new products at low prices, including furniture, décor, rugs, bedding, home improvement, jewelry, and more. The online shopping site, which is visited by nearly 40 million customers a month, also features a marketplace providing customers access to millions of products from third-party sellers. Overstock was the first major retailer to accept cryptocurrency in 2014, and in the same year founded Medici Ventures, its wholly-owned subsidiary developing and accelerating blockchain technologies to democratize capital, eliminate middlemen, and re-humanize commerce. Overstock regularly posts information about the company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.

# # #

O, Overstock.com, O.com, Club O, Main Street Revolution, and Worldstock are registered trademarks of Overstock.com, Inc. O.biz and Space Shift are also trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

This press release and the May 9, 2019 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including forecasts of trends. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including the amount and timing of our capital expenditures, the significant increases in our marketing expenditures in the first half of 2018 and the subsequent reduction of those expenditures, the results of our ongoing review of strategic initiatives including the possible sale of our e-commerce business, adverse tax, regulatory or legal developments, competition, and any inability to raise capital or borrow funds in a timely manner or on acceptable terms. Other risks and uncertainties include, among others, the risks of the businesses Medici Ventures and tZERO are pursuing, including whether tZERO's joint venture with Box Digital Markets, LLC, will be able to achieve its objectives, the effects of key business personnel moving from our retail business to our Medici Ventures and tZERO businesses, our continually evolving business model, and difficulties we may have with our infrastructure, our fulfillment partners or our payment processors, including cyber-attacks or data breaches affecting us or any of them, and difficulties we may have with our search engine optimization results. More information about factors that could potentially affect our financial results are included in our Form 10-K for the year ended December 31, 2018 and our Form 10-Q for the quarter ended March 31, 2019, which were filed with the Securities and Exchange Commission on March 18, 2019 and May 9, 2019, respectively, and in our subsequent filings with the Securities and Exchange Commission. The Form 10-K, 10-Q, and our subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in or contemplated by our projections, estimates and other forward-looking statements.

Overstock.com, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$119,632	$141,512
Restricted cash	2,483	1,302
Accounts receivable, net	30,819	35,930
Inventories, net	13,554	14,108
Prepaids and other current assets	18,465	22,415
Total current assets	184,953	215,267
Property and equipment, net	131,656	134,687
Intangible assets, net	17,243	13,370
Goodwill	25,434	22,895
Equity securities	48,466	60,427
Operating lease right-of-use assets	37,262	—
Other long-term assets, net	7,875	14,573
Total assets	$452,889	$461,219
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$74,658	$102,574
Accrued liabilities	81,224	87,858
Deferred revenue	39,938	50,578
Operating lease liabilities, current	5,726	—
Other current liabilities	482	476
Total current liabilities	202,028	241,486
Long-term debt, net	3,098	3,069
Operating lease liabilities, non-current	36,108	—
Other long-term liabilities	2,093	5,958
Total liabilities	243,327	250,513
Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000
Series A, issued and outstanding - 127 and 127	—	—
Series B, issued and outstanding - 355 and 355	—	—
Common stock, $0.0001 par value, Authorized shares - 100,000
Authorized shares - 100,000
Issued shares - 37,802 and 35,346
Outstanding shares - 34,483 and 32,146	3	3
Additional paid-in capital	701,877	657,981
Accumulated deficit	(497,716)	(458,897)
Accumulated other comprehensive loss	(580)	(584)
Treasury stock at cost - 3,319 and 3,200	(68,753)	(66,757)
Equity attributable to stockholders of Overstock.com, Inc.	134,831	131,746
Equity attributable to noncontrolling interests	74,731	78,960
Total stockholders' equity	209,562	210,706
Total liabilities and stockholders' equity	$452,889	$461,219

Overstock.com, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three months ended March 31,
	2019	2018
Revenue, net
Retail	$362,625	$439,996
Other	5,104	5,335
Total net revenue	367,729	445,331
Cost of goods sold
Retail	290,640	347,580
Other	3,965	3,882
Total cost of goods sold	294,605	351,462
Gross profit	73,124	93,869
Operating expenses:
Sales and marketing	33,477	77,214
Technology	35,433	31,294
General and administrative	40,232	39,755
Total operating expenses	109,142	148,263
Operating loss	(36,018)	(54,394)
Interest income	403	544
Interest expense	(127)	(874)
Other income (expense), net	(6,272)	(9)
Loss before income taxes	(42,014)	(54,733)
Provision (benefit) from income taxes	878	(277)
Net loss	$(42,892)	$(54,456)
Less: Net loss attributable to noncontrolling interests	(3,648)	(3,547)
Net loss attributable to stockholders of Overstock.com, Inc.	$(39,244)	$(50,909)
Net loss per common share—basic:
Net loss attributable to common shares—basic	$(1.18)	$(1.74)
Weighted average common shares outstanding—basic	32,370	28,566
Net loss per common share—diluted:
Net loss attributable to common shares—diluted	$(1.18)	$(1.74)
Weighted average common shares outstanding—diluted	32,370	28,566

Overstock.com, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three months ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(42,892)	$(54,456)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	6,575	6,581
Amortization of intangible assets	1,481	918
Amortization of right-of-use assets	1,667	—
Stock-based compensation to employees and directors	3,985	6,435
Deferred income taxes, net	895	(267)
Purchase price allocation adjustments	(1,988)	—
(Gain)/loss on sale of cryptocurrencies	9	(1,529)
Impairment of cryptocurrencies	318	8,793
Loss on sale of equity securities	977	—
Impairment of and loss on equity securities, net	4,601	—
Allowance on notes receivable	1,237	—
Other	1,014	185
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	14,068	8,282
Inventories, net	554	1,232
Prepaids and other current assets	3,106	2,238
Other long-term assets, net	(189)	(2,261)
Accounts payable	(28,023)	4,325
Accrued liabilities	(6,962)	9,274
Deferred revenue	(10,640)	284
Operating lease liabilities	(1,249)	—
Other long-term liabilities	27	(216)
Net cash used in operating activities	(51,429)	(10,182)
Cash flows from investing activities:
Purchase of intangible assets	—	(9,181)
Purchase of equity securities	(2,500)	(16,970)
Proceeds from sale of equity securities	5,535	—
Disbursement of notes receivable	(2,000)	—
Acquisitions of businesses, net of cash acquired	4,885	(11,769)
Expenditures for property and equipment, including internal-use software and website development	(4,144)	(4,029)
Other	(2)	(1)
Net cash provided by (used in) investing activities	1,774	(41,950)
Cash flows from financing activities:
Payments on finance/capital lease obligations	(126)	(123)
Proceeds from issuance and exercise of stock warrants	—	50,562
Proceeds from security token offering, net of offering costs and withdrawals	—	62,073
Proceeds from sale of common stock, net of offering costs	30,957	—
Payments of taxes withheld upon vesting of restricted stock	(1,353)	(4,034)
Other	(522)	—
Net cash provided by financing activities	28,956	108,478
Net increase (decrease) in cash, cash equivalents and restricted cash	(20,699)	56,346
Cash, cash equivalents and restricted cash, beginning of period	142,814	203,670
Cash, cash equivalents and restricted cash, end of period	$122,115	$260,016

Continued on the following page

Overstock.com, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(Continued)
(in thousands)

	Three months ended March 31,
	2019	2018
Supplemental disclosures of cash flow information:
Cash paid during the period:
Interest paid, net of amounts capitalized	$86	$789
Income taxes paid, net	130	7
Non-cash investing and financing activities:
Property and equipment, including internal-use software and website development costs, financed through accounts payable and accrued liabilities	$304	$965
Common stock repurchased through business combination	643	—
Note receivable converted to equity security	359	200
Cryptocurrency received in security token offering	—	13,878
Proceeds from sale of common stock included in accounts receivable	8,957	—
Deposit applied to business combination purchase price	7,347	—
Equity method security applied to business combination purchase price	3,707	—
Recognition of right-of-use assets upon adoption of ASC 842	30,968	—

Segment Financial Information

Segment information has been prepared in accordance with ASC Topic 280 Segment Reporting. We determined our segments based on how we manage our business. In the fourth quarter of 2018, we completed our review of our segment reporting and in light of a strategic shift in our Chief Operating Decision Maker's long-term strategic focus for our organization, we no longer consider the split of retail direct and retail partner as a distinct and relevant measure of our business. Accordingly, Direct and Partner are no longer considered separate reportable segments but are included under Retail in our Business Segment disclosures. Beginning in the first quarter of 2019, we began allocating corporate support costs (administrative functions such as finance, human resources, and legal) to our operating segments based on their estimated usage and based on how we manage our business. Comparative prior year information has not been recast and as a result our corporate support costs for those comparative prior periods remain allocated to our Retail segment. Our Medici business includes one reportable segment, tZERO. We use pre-tax net income (loss) as the measure to determine our reportable segments. As a result, the remainder of our Medici business is not significant as compared to our Retail and tZERO segments. Our Other segment consists of Medici Ventures' remaining operations and the remainder of our unallocated corporate support costs (administrative functions such as finance, human resources, and legal).

Our Retail segment primarily consists of amounts earned through e-commerce sales through our Website, excluding intercompany transactions eliminated in consolidation.

Our tZERO segment primarily consists of amounts earned through securities transactions through our broker-dealers and costs incurred to execute our tZERO business initiatives, excluding intercompany transactions eliminated in consolidation.

The following table summarizes information about reportable segments and includes a reconciliation to consolidated net income (loss) (in thousands):

	Three months ended March 31,
	Retail	tZERO	Other	Total
2019
Revenue, net	$362,625	$4,496	$608	$367,729
Cost of goods sold	290,640	3,357	608	294,605
Gross profit	$71,985	$1,139	$—	$73,124
Operating expenses (1)	85,336	15,553	8,253	109,142
Interest and other income (expense), net	135	(963)	(5,168)	(5,996)
Pre-tax loss	$(13,216)	$(15,377)	$(13,421)	(42,014)
Provision for income taxes				878
Net loss				$(42,892)

2018
Revenue, net	$439,996	$4,852	$483	$445,331
Cost of goods sold	347,580	3,399	483	351,462
Gross profit	$92,416	$1,453	$—	$93,869
Operating expenses	125,532	19,959	2,772	148,263
Interest and other income (expense), net	(455)	453	(337)	(339)
Pre-tax loss	$(33,571)	$(18,053)	$(3,109)	(54,733)
Benefit from income taxes				(277)
Net loss				$(54,456)
__________________________________________

(1)
 — Corporate support costs have been allocated $12.6 million, $1.8 million, and $3.6 million to Retail, tZERO, and Other, respectively. Unallocated corporate support costs of $1.8 million are included in Other.

Non-GAAP Financial Measure Reconciliations

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that is calculated as net income (loss) before depreciation and amortization, stock-based compensation, interest and other income and (expense), provision (benefit) for income taxes, and special items. We have included Adjusted EBITDA in this earnings release because it reflects an additional way of viewing the operating performance at both the consolidated and segment level that is used internally in analyzing our financial results and we believe it is useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. We have provided a reconciliation below of our segment and consolidated Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure.

Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. You should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure. Adjusted EBITDA has limitations such as:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect stock-based compensation and related taxes;

•	Adjusted EBITDA does not reflect adjustments related to the carrying values of our equity interests in unconsolidated entities;

•	Adjusted EBITDA does not reflect interest expenses associated with our borrowings;

•	Adjusted EBITDA does not reflect income tax payments that may represent a reduction in cash available to us;

•	Adjusted EBITDA does not reflect changes in our working capital; and

•	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

The following table reflects the reconciliation of Adjusted EBITDA to net income (loss) for each of the periods indicated (in thousands):

	Three months ended March 31,
	2019	2018
Adjusted EBITDA
Retail	$(2,460)	$(24,372)
tZERO	(13,207)	(4,382)
Other	(7,995)	(1,836)
Adjusted EBITDA	(23,662)	(30,590)
Less: Special items (see table below)	1,757	9,870
Less: Depreciation and amortization	6,614	7,499
Less: Stock-based compensation	3,985	6,435
Less: Interest (income) expense, net	(276)	330
Less: Other income (expense), net (1)	6,272	9
Less: Provision (benefit) for income taxes	878	(277)
Net loss	$(42,892)	$(54,456)

Special items:
Severance	$1,757	$1,600
Cryptocurrency impairments and gains on sale, net	—	7,259
Legal contingencies and strategic charges	—	1,011
	$1,757	$9,870
 ___________________________________________
(1) Other income (expense), net for the three months ended March 31, 2019 includes $6.4 million of non-cash losses on equity holdings and other assets.

The following Adjusted EBITDA tables for the three and twelve months ended December 31, 2018 and 2017 have been provided to correct the previously reported amounts in our press release dated March 18, 2019.

	Three months ended December 31,
	2018	2017
Adjusted EBITDA
Retail	$(16,856)	$(8,988)
tZERO	(7,256)	(2,077)
Other	(3,401)	(2,469)
Adjusted EBITDA	(27,513)	(13,534)
Less: Special items (see table below)	9,565	—
Less: Depreciation and amortization	8,664	8,113
Less: Stock-based compensation	2,702	1,068
Less: Interest (income) expense, net	(563)	589
Less: Other income (expense), net	1,999	1,573
Less: Provision (benefit) for income taxes	(1,939)	71,915
Net loss	$(47,941)	$(96,792)

Special items:
Impairments on intangible assets	$6,000	$—
Losses on the disposal of various businesses and assets	3,565	—
	$9,565	$—

	Year ended December 31,
	2018	2017
Adjusted EBITDA
Retail	$(111,537)	$1,795
tZERO	(25,271)	(7,252)
Other	(10,943)	(4,253)
Adjusted EBITDA	(147,751)	(9,710)
Less: Special items (see table below)	23,402	—
Less: Depreciation and amortization	31,697	32,847
Less: Stock-based compensation	14,356	4,077
Less: Interest (income) expense, net	(740)	2,278
Less: Other income (expense), net	3,488	(1,178)
Less: Provision (benefit) for income taxes	(2,384)	64,188
Net loss	$(217,570)	$(111,922)

Special items:
Impairments on intangible assets	$6,000	$—
Losses on the disposal of various businesses	3,565	—
Cryptocurrency impairments and gains on sale, net	443	—
Severance	1,600	—
Special legal expenses (1)	11,794	—
	$23,402	$—
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(1) Special legal expenses include charges associated with our Delaware gift card escheatment matter and legal fees associated with pursuing our strategic alternatives.

Free Cash Flow

Free cash flow is a non-GAAP financial measure that reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and liquidity. Free cash flow, which we reconcile below to "Net cash provided by (used in) operating activities," the nearest GAAP financial measure, is net cash provided by (used in) operating activities reduced by "Expenditures for fixed assets, including internal-use software and website development." We believe that net cash provided by (used in) operating activities is an important measure, since it includes both the cash impact of the continuing operations of the business and changes in the balance sheet that impact cash. We believe free cash flow is a useful measure to evaluate our business since purchases of fixed assets are a necessary component of ongoing operations and free cash flow measures the amount of cash we have available for mandatory debt service and financing obligations, changes in our capital structure, and future investments after purchases of fixed assets. Free cash flow measures have limitations as they omit certain components of the overall consolidated statement of cash flows and do not represent the residual cash flow available for discretionary expenditures. Free cash flow should not be considered a substitute for net income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows as reconciled below (in thousands):

	Three months ended March 31,
	2019	2018
Net cash provided by (used in) operating activities	$(51,429)	$(10,182)
Expenditures for fixed assets, including internal-use software and website development	(4,144)	(4,029)
Free cash flow	$(55,573)	$(14,211)

Contribution and Contribution Margin

Contribution and contribution margin (non-GAAP financial measures - which we reconcile to "Gross Profit" in our consolidated statement of operations) consist of gross profit less sales and marketing expense and reflects an additional way of viewing our results. Contribution margin is contribution as a percentage of total net revenue. We believe contribution and contribution margin provide management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses, while reflecting the selling costs we incurred to generate our revenues. Contribution and contribution margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of contribution is that it is an incomplete measure of profitability as it does not include all operating expenses or all non-operating income and expenses. You should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Our calculation of our contribution and contribution margin is set forth below (in thousands):

	Three months ended March 31,
	Retail	tZERO & Other	Total
2019
Total net revenue	$362,625	$5,104	$367,729
Cost of goods sold	290,640	3,965	294,605
Gross profit	71,985	1,139	73,124
Less: Sales and marketing expense	32,933	544	33,477
Contribution	$39,052	$595	$39,647
Contribution margin	10.8%	11.7%	10.8%

2018
Total net revenue	$439,996	$5,335	$445,331
Cost of goods sold	347,580	3,882	351,462
Gross profit	92,416	1,453	93,869
Less: Sales and marketing expense	73,917	3,297	77,214
Contribution	$18,499	$(1,844)	$16,655
Contribution margin	4.2%	(34.6)%	3.7%